Exhibit 99.1

Contacts:	Daniel J. Kohl, President/CEO
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580

Brian Ritchie, Noonan Russo
(212) 845-4269

PSA Healthcare Announces

Third Quarter Results for Fiscal Year 2006

Norcross, GA. - - (BUSINESS WIRE) - - August 9, 2006 . . . PSA HealthCare (Nasdaq: PSAI) announced today financial results for the third quarter of fiscal year 2006.

Highlights of PSA’s results for the third quarter ended June 30, 2006 include:

•	Purchased, closed and began integration of select assets of Melmedica Children’s Healthcare, Inc.
•	Increased nursing hours staffed by nearly four percent, to 837,000 hours in the third quarter, from 806,000 hours in second quarter; and
•	Continued strong cash collections

For the third quarter of fiscal 2006, net revenue from continuing operations increased $1,143,000 to $44,645,000 as compared to $43,502,000 in the second quarter of fiscal year 2006. Net income was $624,000 in the third quarter of fiscal year 2006 as compared to $598,000 for the second quarter of fiscal year 2006. Diluted net income per share was $0.08 in both the second and third quarters of fiscal year 2006.

“We are on schedule with the integration of the Melmedica Children’s Healthcare operations and are rationalizing costs towards our internal pro-forma targets,” said Daniel J. Kohl, President and CEO of PSA HealthCare. “In addition, our PDN nurse recruiting programs continued to have a positive impact on nursing hours staffed, and our PPEC business continues to perform well.”

“Despite the positive revenue trends exhibited in the PDN segment during the quarter, we must improve our PDN margins. These margins have declined slightly due to the amount of capital we have invested to recruit and integrate the nurses that we anticipate will help ensure long-term growth. This, coupled with the fact that the potential impact of the data breach on the Company in the fourth quarter cannot currently be quantified, does not allow us to reaffirm our previously provided earnings guidance for fiscal year 2006. It is important to remember that only $120,000 of pre-tax income represents a $0.01 of pre-tax earnings per share.”

Conference Call

A conference call to discuss these results has been scheduled for Wednesday, August 9, 2006 at 11:00 a.m. ET. The dial-in number for all Participants is 800-374-1702. Note: To join the Q&A session, please press the asterisk followed by 1. If you are unable to listen to the live broadcast, replays of the conference call will be available until August 23, 2006 by dialing 800-642-1687. To connect with the replay of the conference call, please refer to the PSA HealthCare Earnings Call, Passcode: 2878473 #.

PSA provides comprehensive pediatric home health care services through a network of over 100 branch offices in 20 states, including satellite offices and branch office start-ups. Through these offices, PSA provides a combination of services, including pediatric private duty nursing (PDN), pediatric day treatment centers (PPECs) and respiratory therapy and equipment services (RTES). Additional information on PSA may be found on the Company’s website at http://www.psahealthcare.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of PSA Healthcare (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “will,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “confident,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s anticipated uses of the proceeds from the sale of its Pharmacy Business, the integration of the Melmedica acquisition, the Company’s ability to collect for equipment sold or rented, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, Average Wholesale Price (“AWP”) reductions, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PEDIATRIC SERVICES OF AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended
		June 30, 2006		March 31, 2006
Net revenue		$44,645		$43,502
Costs and expenses:
Costs of goods and services (exclusive of depreciation shown separately below)		23,233		22,300
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits		9,340		9,031
Business insurance		1,718		1,966
Overhead		3,685		3,784

Other operating costs and expenses		14,743		14,781
Corporate, general and administrative
Salaries, wages and benefits		3,516		3,329
Business insurance		68		59
Professional services		784		1,044
Overhead		746		675

Corporate, general and administrative		5,114		5,107
Provision for doubtful accounts		274		19
Depreciation and amortization		1,069		1,013

Total costs and expenses		44,433		43,220

Operating income		212		282
Other income		46		5
Interest income		656		626
Interest expense		—		(4)

Income from continuing operations before income tax expense		914		909
Income tax expense		358		334

Income from continuing operations		556		575
Discontinued operations:
Income from discontinued operations before income tax (benefit) expense	—		—
Income tax benefit	(2)		—

Income from discontinued operations		2		—

Gain on disposal of discontinued operations before income tax (benefit) expense	—		38
Income tax (benefit) expense	(66)		15

Gain on disposal of discontinued operations		66		23

Net income		$624		$598

Income per share data:
Basic net income per share data:
Income from continuing operations		$0.07		$0.08
Income from discontinued operations		0.00		—
Gain on disposal of discontinued operations		0.01		0.00

Net income		$0.08		$0.08

Diluted net income per share data:
Income from continuing operations		$0.07		$0.08
Income from discontinued operations		0.00		—
Gain on disposal of discontinued operations		0.01		0.00

Net income		$0.08		$0.08

Weighted average shares outstanding:
Basic		7,492		7,372

Diluted		7,492		7,372

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	June 30, 2006	March 31, 2006
Cash and cash equivalents	$53,116	$57,458
Accounts receivable, less allowance for doubtful accounts	26,115	26,102
Total stockholders’ equity	102,264	100,918

Three Months Ended June 30, 2006	Nursing	PPEC	Respiratory Therapy, Equipment and Services	Consolidated Total
Net revenue	$27,582	$2,746	$14,317	$44,645

Costs of goods and services (exclusive of depreciation shown separately below)

Nursing and therapist salaries, wages, benefits and supplies	18,228	145	265	18,638
Pharmacy product and supplies	—	—	1,845	1,845
Disposables/Supplies	12	10	2,728	2,750

Total cost of goods and services	18,240	155	4,838	23,233
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	3,631	1,528	4,181	9,340
Business Insurance	1,112	105	501	1,718
Overhead	1,444	437	1,804	3,685

Total operating costs and expenses	6,187	2,070	6,486	14,743

Provision for doubtful accounts	59	(62)	277	274
Depreciation	45	46	811	902

Branch office contribution margin	$3,051	$537	$1,905	$5,493

Three Months Ended March 31, 2006

Net revenue	$26,404	$2,799	$14,299	$43,502

Costs of goods and services (exclusive of depreciation shown separately below)

Nursing and therapist salaries, wages, benefits and supplies	17,341	126	322	17,789
Pharmacy product and supplies	—	—	1,763	1,763
Disposables/Supplies	12	15	2,721	2,748

Total cost of goods and services	17,353	141	4,806	22,300
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	3,408	1,502	4,121	9,031
Business Insurance	1,302	106	558	1,966
Overhead	1,400	441	1,943	3,784

Total operating costs and expenses	6,110	2,049	6,622	14,781
Provision for doubtful accounts	106	(46)	(41)	19
Depreciation	38	46	767	851

Branch office contribution margin	$2,797	$609	$2,145	$5,551

	Three Months Ended June 30, 2006	Three Months Ended March 31, 2006
Total profit for reportable segments	$5,493	$5,551

Corporate, general and administrative	(5,114)	(5,107)
Corporate depreciation and amortization	(167)	(162)
Other income	46	5
Interest income	656	626
Interest expense	—	(4)

Income from continuing operations, before income tax expense	$914	$909